Exhibit 8(v) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                          AMENDMENT NO. 4 to Exhibit A

                               Custodian Contract
                                     between
                           VISION GROUP OF FUNDS, INC.
                                       and
                       STATE STREET BANK AND TRUST COMPANY
                               dated July 5, 1990

                    PORTFOLIOS OF VISION GROUP OF FUNDS, INC.

     VISION GROUP OF FUNDS, INC. (the "Fund") consists of the following portfolios (the "Portfolios") effective as of the dates set forth below:

         Name                                                     Date

         Vision Money Market Fund                              June 1, 1988

         Vision New York Tax-Free Money Market Fund            June 1, 1988

         Vision Treasury Money Market Fund                     June 1, 1988

         Vision U.S. Government Securities Fund                August 16, 1993

         Vision New York Municipal Income Fund                 August 16, 1993

         Vision Mid Cap Value Fund                             November 2, 1993
         (formerly:  Vision Growth and Income Fund)

         Vision Mid Cap Growth Fund                            June 1, 1996
         (formerly:  Vision Capital Appreciation Fund)

         Vision Large Cap Value Fund                           September 1, 1997
         (formerly:  Vision Equity Income Fund)

         Vision High Yield Bond Fund                           May 1, 1999

         Vision Large Cap Growth Fund                          May 1, 1999


VISION GROUP OF FUNDS, INC.                  STATE STREET BANK AND TRUST COMPANY


By:                                                           By:
Name:                                                         Name:
Title:                                                        Title: